Exhibit 99.1

AsiaInfo-Linkage Inc. Announces Record Date and Meeting Date for Special Meeting of Stockholders

BEIJING/SANTA CLARA, Calif. – November 18, 2013 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage” or the “Company”), a leading provider of telecommunication software solutions and services in China, today announced that it has called a special meeting of its stockholders (the “Special Meeting”), to be held on December 19, 2013, at 3:00 p.m. (Beijing time), at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, People’s Republic of China, to consider and vote on the proposal to adopt the previously announced Agreement and Plan of Merger, dated May 12, 2013 (the “Merger Agreement”), by and among the Company, Skipper Limited (“Parent”) and Skipper Acquisition Corporation (“Merger Sub”).

Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving company after the merger as a wholly owned subsidiary of Parent (the “Merger”). If completed, the proposed Merger will result in the Company becoming a privately-held company and the common stock of the Company will no longer be listed on the NASDAQ Global Market. The Company’s board of directors, acting upon the unanimous recommendation of the special committee formed by the board of directors, approved the Merger Agreement and resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement.

Stockholders of record as of the close of business, New York time, on November 14, 2013, the record date for the Special Meeting, are entitled to receive notice of the Special Meeting and to vote the shares of common stock of the Company owned by them at the Special Meeting. Additional information regarding the Special Meeting and the Merger Agreement can be found in the transaction statement on Schedule 13E-3 and the definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2013, which can be obtained, along with other filings containing information about the Company, the proposed Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, holders of shares of common stock of the Company as of the record date will receive the definitive proxy statement by mail. Requests for additional copies of the definitive proxy statement should be directed to D.F. King & Co., Inc., the Company’s proxy solicitor, toll free at 1-800-758-5880, collect at 212-269-5550 or by email at asiainfo@dfking.com. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS.

The Company and certain of its directors, executive officers and other members of management and employees may, under the SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies is set forth in the definitive proxy statement and Schedule 13E-3 transaction statement relating to the proposed Merger. Further information regarding persons who may be deemed participants, including any direct or indirect interests they may have, is also set forth in the definitive proxy statement.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that have been or will be made with the SEC.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services to the telecommunications industry. Headquartered in Beijing, AsiaInfo-Linkage employs more than 11,000 professionals worldwide. AsiaInfo-Linkage provides a full suite of business and operational support solutions (BSS/OSS) and associated professional services. AsiaInfo-Linkage’s core Veris product line includes billing and customer care systems that serve nearly a billion subscribers globally – almost one seventh of the world’s population – plus business intelligence, network management and solutions.

AsiaInfo-Linkage’s customers work with it to converge large scale pre- and post-paid mobile operations; improve time to market for new products and services; and develop cost-effective new business models. In China, AsiaInfo-Linkage has more than 50% market share in billing, CRM and business intelligence through its longstanding partnerships with China Mobile, China Unicom and China Telecom. AsiaInfo-Linkage aims to be the leading IT solutions provider to the global telecommunications industry, enabling the Connected Digital Lifestyle, and helping its customers build, maintain, operate and constantly improve their network infrastructure and IT environment.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such forward-looking statements involve inherent risks, uncertainties and assumptions, such as the uncertainties as to how the Company’s stockholders will vote at the meeting of the stockholders, the possibility that competing offers will be made, the possibility that debt financing may not be available and the possibility that various closing conditions for the acquisition may not be satisfied or waived. Further information regarding these and other risks is included in the Company’s filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date of this press release. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

In the United States:

Mr. Justin Knapp

Ogilvy Financial

Tel: +1-616-551-9714

Email: asia@ogilvy.com